G o es t o...

WE COULDN’T HAVE DONE IT ALONE

Thanks for leing us be your

Exhibit 99.3

ZENDESK PRESENTS

THE Y.E.A.H. AWARDS

YEAR END ANNUAL HOTSTATS

ZENDESK BROUGHT IN

$816 MILLION

IN 2019 REVENUE

That's

36%

YEAR OVER YEAR
REVENUE GROWTH

WE'RE MAKING

ENTERPRISE

MOVES

43%

of our annual recurring revenue in 2019 came from customers with 100 or more Zendesk support agents

And the nominee for

BEST DRESSED IN 2020

Goes to...

ZENDESK

Not to brag, but we're
looking like a billion bucks.

WE COULDN'T HAVE DONE IT ALONE

A billion

THANKS

to all our 150K paid customer accounts, as well as partners, families, and pets...

Thanks for letting us be your

BEST SUPPORTING ACTOR

The End